PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

EXHIBIT-23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-159643, 333-219924, 333-232362, 333-279939), Form S-4 (333-261869), and Form S-3 (333-263584) of First Merchants Corporation of our reports dated February 24, 2025, with respect to the financial statements of First Merchants Corporation and the effectiveness of internal control over financial reporting, included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Indianapolis, Indiana
February 24, 2025